                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Trustees of Heritage Cash Trust:

              We consent to the inclusion in Post-Effective Amendment No. 15 to the Registration Statement of Heritage Cash Trust on Form N-1A of our reports dated October 12, 1995, on our audits of the financial statements and financial highlights of Heritage Cash Trust-Money Market Fund and Heritage Cash Trust-Municipal Money Market Fund which are also included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Registration Statement.


                                                /s/ Coopers & Lybrand L.L.P.
                                                ---------------------------
                                                COOPERS & LYBRAND L.L.P.


     Boston, Massachusetts
     December 26, 1995